Exhibit 3.5

Articles of Incorporation

(PURSUANT TO NRS 79)

STATE OF NEVADA

Secretary of State

Filing res:

Receipt #:

(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)

1.               NAME OF CORPORATION: Tyco International (NV) Inc.

2.               RESIDENT AGENT: ([ILLEGIBLE] resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: THE CORPORATION TRUST COMPANY OF NEVADA

Street Address: One East First Street		Reno NV	89501
Street No.	Street Name	City	Zip

3.               SHARES: (number of shares the corporation is authorized to issue)

Number of shares with par value: 1,000 Par Value: 1.00 Number of shares without par value:

4.               GOVERNING BOARD: shall be styled as (check one): ☒ Directors ☐ Trustees

The FIRST BOARD OF DIRECTORS shall consist of 3 members and the names and address are as follows (attach additional pages if necessary:

See attachment
Name	Address	City/State/Zip

Name	Address	City/State/Zip

5.               PURPOSE (optional - see reverse side): The purpose of the corporation shall be:

6.               OTHER MATTERS: This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached                    .

7.               SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (Signatures must be authorized) (Attach additional pages if there are more than two incorporators.)

Suzanne Burich
Name (print)		Name (print)

1200 South Pine Island Road, Plantation, Florida 33324
Address	City/State/Zip	Address	City/State/Zip

/s/ Suzanne Burich
Signature		Signature

State of Florida	County of Broward	State of	County of

This instrument was acknowledged before me on		This instrument was acknowledged before me on
August 24,1999, by		, 19 , by
Suzanne Burich
Name of Person		Name of Person

as incorporator		as incorporator

of Tyco International (NV) Inc.		of
(name of party on behalf of whom instrument was executed)		(name of party on behalf of whom instrument was executed)

/s/ Joan Warren
Joan Warren		Notary Public Signature

[SEAL]	(affix notary stamp or seal)

8.               CERTIFICATE OF ACCEPTANCE OF APPOINMENT OF RESIDENT AGENT

The Corporation Trust Company of Nevada hereby accept appointment as Resident Agent for the above named corporation.

The Corporation Trust Company of Nevada By: [ILLEGIBLE]

8-23-99
Signature of Resident Agent	(Assistant Secretary)	Date
(NEV. - 103-11/8/95)	SPECIAL ASSISTANT SECRETARY

Appendix to Nevada

Articles of Incorporation - (short form) (copy)

Tyco International (NV) Inc.

List of Directors of Tyco International (NV) Inc.

1.	Irving Gutin
One Tyco Park
Exeter, New Hampshire 03833

2.	Mark Swartz
One Tyco Park
Exeter, New Hampshire 03833

3.	L. Dennis Kozlowski
One Tyco Park
Exeter, New Hampshire 03833

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY • DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After issuance of Stock)

1.  Name of corporation:

Tyco International (NV) Inc.

2.  The articles have been amended as follows: (provide article numbers, if available)

Article one of the articles of incorporation is hereby amended as follows:

“The name of the Corporation is Atkore International (NV) Inc.”

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 100%

4.  Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

5.  Signature: (required)

/s/ John Davis
Signature of Officer John Davis, Vice President

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected

This form must be accompanied by appropriate fees	Nevada Secretary of State Amend Profit-After
Revised 3-6-09

[ILLEGIBLE]